Exhibit 10(iii)(A)(11)(a)

                              EMPLOYMENT AGREEMENT

            AGREEMENT by and between Bankers Trust Corporation, a New York corporation and Frank N. Newman (the "Executive"), dated as of the 30th day of November, 1998.

            1. Employment Period. Subject to the consummation of the transactions contemplated by the Agreement and Plan of Merger among the Company, Merger Sub and Deutsche Bank AG ("Deutsche"), dated as of November 30, 1998 (the "Merger Agreement, the Company or its successor agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the closing date of the transactions contemplated by the Merger Agreement (the "Commencement Date") and ending on December 31, 2003 (the "Employment Period").

            2. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, the Executive shall serve in the position set forth on Exhibit A hereto, with reporting relationships as set forth on Exhibit A. The Executive's office shall be located as set forth on Exhibit A.

                  (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform such responsibilities in a professional manner. It shall not be a violation of this Agreement for the executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Commencement Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Commencement Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

            (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") in the amount set forth on Exhibit A. The Annual Base Salary shall be paid no less frequently than in equal monthly installments.

                  (ii) Annual Bonus. For each year during the Employment Period, in addition to Annual Base Salary, the Executive will be awarded an annual bonus (the "Annual Bonus") which is consistent with Company practice and policy with respect to the division in which the Executive is employed but which will not be less than the amount set forth on Exhibit A (the "Minimum Bonus"), payable in the ratio of cash and equity incentives set forth on Exhibit A.

                  (iii) Deferral Amount; Stock Options. The Executive is entitled to certain amounts set forth on Exhibit A upon the consummation of the Merger pursuant to the Company

Stock Options Plans and pursuant to the terms of other Awards (as such terms are defined in the Merger Agreement). The Executive may elect to defer receipt of an amount set forth on Exhibit A on the terms set forth therein (the "Deferral Amount"). The Executive also agrees that any amounts that would become payable or vested upon shareholder approval of the Merger shall not be payable or vest until consummation of the Merger. The Executive agrees to the treatment of his stock options set forth in the Merger Agreement.

                  (iv) Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other peer executives of the Company and its affiliated companies and shall receive service credit for all service to the Company or its affiliates (other than for purposes of benefit accrual under a defined benefit plan).

                  (v) Welfare and Other Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare, fringe, change of control protection, vacation and other similar benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies. For purposes of all such plans, the Company shall credit the Executive with full credit for all service credited under the corresponding existing benefit plans in which the Executive participates for purposes of eligibility to participate and receive benefits but not for purposes of benefit accrual. With respect to the Company's welfare benefit plans, the Company shall cause any such plan to waive any pre-existing condition exclusions and actively-at-work requirements thereunder with respect to the Executive and his eligible dependents and shall ensure that any covered expenses incurred on or before the Commencement Date shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Commencement Date to the extent that such expenses are taken into account for the benefit of peer executives of the Company.

                  (vi) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive, in accordance with the policies of the Company.

                  (vii) Indemnity. The Executive shall be indemnified by the Company against claims arising in connection with the Executive's status as an employee, officer, director or agent of the Company in accordance with the Company's indemnity policies for its senior executives, subject to applicable law.

            3. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall have the meaning set forth in the Company's Long-Term Disability Plan.

            (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) intentional gross misconduct by the Executive damaging in a material way to the Company, or

            (ii) a material breach of this Agreement damaging in a material way to the Company, which shall include a material breach of Section 6 hereof, after the Company has given the Executive notice thereof and a reasonable opportunity to cure.

            (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

            (i) the assignment to the Executive of any duties materially and adversely inconsistent with the Executive's position (including, without limitation, status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Exhibit A, a failure by Deutsche to appoint the Executive as a member of the Vorstand of Deutsche, reporting directly to the Spokesman of the Vorstand, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (ii) any material failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (iii) The Company's requiring the Executive to be based at any office or location except as set forth on Exhibit A and except for required travel consistent with your position;

            (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

            (v) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement, unless such failure does not occur in bad faith and is remedied by the Company promptly after receipt of notice thereof given by the Executive.


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

            Any good faith determination by the Executive of Good Reason after the first anniversary of the Merger shall be conclusive. Notwithstanding the foregoing, no event, action or omission shall constitute Good Reason if (x) the Executive shall have consented in writing thereto, or (y) the Executive shall not, within 60 days of knowledge thereof, have given the Company written notice in accordance with Section 3(d) hereof of the Executive's termination on the grounds that such event, action or omission constitutes Good Reason.

            (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be ,(ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

            4. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, including by reason of the Executive's death or Disability, or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the amounts set forth in clauses A and B below:

                  A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Minimum Bonus and (y) a fraction (the "Proration Fraction"), the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                  B. the amount equal to the product of (1) the number of years
            (including fractions thereof) remaining from the Date of Termination until December 31, 2003 and (2) the sum of(x) the Executive's Annual Base Salary and (y) the Minimum Bonus; and

            (ii) all stock awards or stock equivalents held by the Executive shall be immediately vested and payable; and

            (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, excluding any severance plan, policy or agreement except to the extent that such plan, policy or agreement provides, in accordance with its terms, benefits with a value in excess of the benefits payable to the Executive under this
      Section 4 (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            (b) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) Accrued Obligations less the amount determined under Section 4(a)(i)A(2) hereof, and (y) Other Benefits, in each case to the extent theretofore unpaid.

            5. Arbitration. The Company and the Executive agree that any disputes with respect to this Agreement shall be subject to binding arbitration in New York City in accordance with the rules of the American Arbitration Association. The proceedings and the results of such arbitration shall be treated as confidential information subject to Section 6(a) hereof The Company agrees to pay for the costs of arbitration and shall reimburse the Executive for his reasonable attorney's fees provided that the Executive prevails on at least one material issue in the arbitration.

            6. Confidential Information/Noncompetition. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate


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

or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

            (b) Until December 31, 2003, or if earlier, one year after the Executive's termination of employment, the Executive will not own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business which is in competition with the investment banking, corporate finance, corporate advisory, asset management or M&A business conducted by the Company or Deutsche or any of their respective affiliates in the United States. Ownership, for personal investment purposes only, of not to exceed 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof. This Section 6(b) shall be of no force or effect if the Executive's employment is terminated without Cause.

            7. Specific Performance. The Executive acknowledges that a violation on his part of any of the covenants contained in Section 6 hereof would cause immeasurable and irreparable damage to the Company. Accordingly, the Executive agrees that the Company shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have. The Executive agrees that in the event that any arbitrator or court of competent jurisdiction shall finally hold that any provision of Section 6 hereof is void or constitutes an unreasonable restriction against the Executive, the provisions of such Section 6 shall not be rendered void but shall apply to such extent as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances.

            8. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            9. Certain Additional Payments by the Company.

            (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive whether pursuant to this Agreement or otherwise, and determined without regard to


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

any additional payments required under this Section 9 (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, is hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

            (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (i) give the Company any information reasonably requested by the Company relating to such claim,

            (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, ac-cepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

            (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.


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

            10. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:
            927 Fifth Avenue
            New York, NY 10021

            If to the Company:
            130 Liberty Street
            New York, NY 10006

            Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, other than claims for a breach of Section 6 of this Agreement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

            (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (e) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (f) On and after the Commencement Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof


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

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                                 /s/ Frank N. Newman
                                        ----------------------------------------
                                                   FRANK N. NEWMAN


                                        BANKERS TRUST CORPORATION


                                        By  /s/ James T. Byrne, Jr.
                                           -------------------------------------
                                                JAMES T. BYRNE, JR.

                                        Acknowledged and agreed as a Guarantor
                                        of performance:

                                        DEUTSCHE BANK AG


                                        By
                                          --------------------------------------


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

                                    Exhibit A

Name: Frank N. Newman

Title: Chairman and Chief Executive Officer of Bankers Trust Corporation and Bankers Trust Company or their successors. Co-Head of the Global Corporates and Institutions division of Deutsche (or its functional equivalent) (including the Global Institutional Services business), reporting directly to the Spokesman of the Vorstand. It is management's intention to recommend to the Supervisory Board of Deutsche Bank AG that the Executive be appointed a member of the Vorstand of Deutsche Bank AG.

Location: Manhattan, New York

Annual Base Salary: $900,000

Minimum Bonus: $10,100,000 payable at least $7,070,000 in cash and the remainder may be based on the value of Deutsche common stock (a "Stock Award"). The cash portion of the Minimum Bonus payable with respect to calendar year 1999 shall be reduced by any pro rata bonus payable upon a Change of Control of the Company. The Stock Award shall vest in three equal annual installments after the date of grant. The Stock Award shall have a floor value, upon vesting, guaranteed by the Company of 75% of its value on the date of grant. All Stock Awards will vest immediately upon a termination by the Company without Cause or by the Executive for Good Reason or upon the Executive's retirement, whether or not during the Employment Period.

Deferral Amount: $14,000,000. The Deferral Amount shall be paid to the Executive in three equal annual installments, commencing on the first anniversary of the Merger, together with interest at a rate of 12.5%.